Exhibit 99.1

NEWS RELEASE

HEILIG-MEYERS COMPANY ANNOUNCES EFFECTIVE DATE OF THIRD AMENDED AND RESTATED JOINT LIQUIDATING PLAN OF REORGANIZATION

RICHMOND, VA, February 23, 2006 – Heilig-Meyers Company and certain of its wholly owned subsidiaries, Heilig-Meyers Furniture Company, Heilig-Meyers Furniture West, Inc., HMY Star, Inc., and MacSaver Financial Services, Inc. (collectively, the “Companies”), today announced that the Third Amended and Restated Joint Liquidating Plan of Reorganization (the “Third Amended Plan”) became effective on February 17, 2006 (the “Effective Date”).

The Heilig-Meyers Liquidation Trust (the “Liquidation Trust”) was established on the Effective Date, and Anthony H. N. Schnelling was appointed as the Liquidation Trustee. Pursuant to the terms of the Third Amended Plan, pre-petition creditors will receive beneficial interests in the Liquidation Trust in settlement of their claims. On the Effective Date, all of the Companies’ assets were transferred to the Liquidation Trust to be converted to cash for distribution or, in the alternative, distributed directly to the beneficiaries of the Liquidation Trust. Existing shares of the Companies’ common stock were cancelled on the Effective date, the holders of which will receive no distribution under the Third Amended Plan and will have no interest in the Liquidation Trust.

Certain statements contained herein constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be different from those contemplated. The Companies assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.